Exhibit 23.3


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Dollar Financial Group, Inc. of our report dated March 6, 1996 with respect to the consolidated financial statements of National Money Mart Inc. incorporated by reference in this Annual Report (Form 10-K) of Dollar Financial Group, Inc.

                                                        /s/  Ernst & Young

Calgary, Canada
September 25, 1997